Exhibit 10.10

Trademark Licensing Contract

Trademark Licenser (Party A): Zhongshan Mingyang Electrical Appliance Co., Ltd.

Address: Daling Administrative District, Torch Hi-tech Industrial Development Zone, Zhongshan, Guangdong, P.R. China

Trademark Licensee (Party B): Guangdong Mingyang Wind Power Technology Co., Ltd.

Address: Five-star Village, Torch Hi-tech Industrial Development Zone, Zhongshan, Guangdong, P.R. China

In accordance with provisions of the Trademark Law of the People’s Republic of China, the tow parties entered into this Trademark License Contract via mutual consultation.

ARTICLE 1 Licensed Trademark

Party A licensed to Party B the registered trademark No. 5669271 in Class 09 the MINGYANG ELECTRIC Figurative Mark, permitting Party B to use the foresaid trademark on products in Class 09 relating to counter-operated apparatus, electric installations for the remote control of industrial operations, electrical apparatus for the remote control of industrial operations, electric apparatus for commutation, high voltage explosion protection device, power station automatic appliances, electro-dynamic apparatus for the remote control of signals, high voltage & variable frequency speed regulation device, high and low voltage switchboard, and digital relay protection device.

Sign of registered trademark:

(Hereinafter referred to “Trademark” for short)

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ARTICLE 2 Term of License

Term of License of the Trademark will be in effect as from January 18th, 2010 to November 11th, 2019. At expiration of this Contract, Party A is obligated, on an equal footing, to grant Party B priority permission to use the Trademark and renew this Contract.

ARTICLE 3 Licensing Basis

This Trademark license is an exclusive license.

ARTICLE 4 Royalty and Mode of Payment

RMB¥5000 annual Royalty fee, paid annually.

ARTICLE 5 Obligations of Party A

1.	Party A is obligated to file trademark licensing and obtain all relevant documents required during use of the Trademark;

2.	Party A has the duty to supervise the quality of the goods in respect of which the registered trademark is used by Party B;

3.	Party A is obligated to provide Party B with relevant information necessary to crack down forging and infringing acts upon complaint or filing of a lawsuit regarding such acts by Part B.

ARTICLE 6 Obligations of Party B

1.	Party B shall guarantee the quality of the goods in respect of which the registered trademark is used;

2.	Party B shall indicate its company name and the origin of the goods on which bear the registered trademark;

3.	Party B, when in use, must not alter any word and device of the Trademark, and must not use the Trademark beyond the range of products agreed herein;

4.	Party B must not, without authorization of Party A, authorize any third party to use the Trademark in any form and for any reason.

ARTICLE 7 Provision of Trademark Sign

The sign of the Trademark shall be printed by Party B, and the expenses thereof shall be borne by Party B.

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ARTICLE 8 Liability of Breach

Where the contract is breached by one party, the party in breach shall indemnify the losses caused to the other party. In case of bilateral breach, the parties shall assume their corresponding liabilities according to the seriousness of their respective faults.

ARTICLE 9 Dispute Resolution

Any dispute arising from execution of this Contract shall be resolved through amicable consultation by both parties. Where consultation fails, either party is entitled to bring a suit in a people’s court.

ARTICLE 10 Miscellaneous

This Contract is in quadruplicate, and will enter into force on signing of both parties. This Contract shall file with the Trademark Office under the State Administration for Industry and Commerce of People’s Republic of China and in the local Administration Bureau for Industry and Commerce.

Trademark Licenser (Party A): Zhongshan Mingyang Electrical Appliance Co., Ltd.

Limited Signed/Sealed by:

Trademark Licensee (Party B): Guangdong Mingyang Wind Power Technology Co., Ltd.

Signed/Sealed by:

January  18th, 2010

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